TEMPORARY FORBEARANCE AGREEMENT

THIS TEMPORARY FORBEARANCE AGREEMENT (this "AGREEMENT"), dated as of December 18th, 2019, is by and between iQSTEL Inc., a Nevada corporation (the "COMPANY"), and LG Capital Funding LLC, a New York limited liability company (the "HOLDER"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Note (as defined below).

WHEREAS, on July 23, 2019, the Company sold a Convertible Promissory Note (the "Note") in the principal amount of $125,000 to Holder;

WHEREAS, the Company has requested, and the Holder has agreed, subject to the terms and conditions set forth in this Agreement, for the period commencing on January 19th, 2020 and ending on the earlier of March 05, 2020 or the occurrence of a Termination Event (as defined in Section 3) (the "FOREBEARANCE PERIOD"), (i) to refrain from converting the Note into shares of common stock in the Company or declaring an Event of Default in connection with not being able to convert under the Note;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1. FORBEARANCE PERIOD. The Holder hereby waives and agrees to refrain from, until the expiration of the Forbearance Period, any conversions of the Note into common stock of the Company. The Company acknowledges that interest shall accrue during the Forbearance Period at the stated rate and, other than the forbearance from conversions, all other provisions in the Note shall remain in full force and effect. The Holder hereby agrees that during the Forbearance Period it will not exercise any remedy under the Note, at law or in equity, in connection with converting the Note into shares of common stock of the Company.

2. PAYMENT. In exchange for waiving and agreeing to refrain from converting under the Note during the Forbearance Period, the Company shall pay to the Holder $10,000 USD (the "FORBEARANCE PAYMENT") on or before January 19th, 2020.

3. TERMINATION. This Agreement shall terminate upon the earlier of (i) non-payment of the Forbearance Payment within the timeframe indicated in Section 2 above, (ii) the occurrence of an Event of Default (other than in connection with the forbearance) and (iii) any repurchase of the Note pursuant to its prepayment provisions, if any (a "TERMINATION EVENT").

4. ABSENCE OF WAIVER. The parties hereto agree that, except to the extent expressly set forth herein, nothing contained herein shall be deemed to: (i) be a consent to, or waiver of, any Default or Event of Default; or (ii) prejudice any right or remedy which the Holder may ow have or may in the future have under the Note or otherwise, including, without limitation, any right or remedy resulting from any Default or Event of Default.

5. REPRESENTATIONS. Each party hereto hereby represents and warrants to the other parties that: (i) such party is a corporation or partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the state of its incorporation or formation, as applicable; (ii) the execution, delivery and performance of this Agreement by such party is within its corporate or trust powers, as applicable, has been duly authorized by all necessary corporate or trust action, as applicable, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provisions of law or of the charter or by-laws, or trust agreement, as applicable, of such party or of any material agreement binding upon such party or its property; and (iii)

this Agreement will be a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

6. CONTINUING EFFECT, ETC. Except as expressly provided herein, the Company hereby agrees that the Note shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Holder thereunder and under applicable law are hereby expressly reserved.

7. NO THIRD-PARTY PROMISSORY NOTE CONVERSION CLAUSE. It is agreed that no other convertible debt holder, with the exception of Apollo Capital Corporation or its direct partner, M2B will be converting their promissory notes into common stock with intention to sell. If during the forbearance period, any other convertible promissory investor converts any portion of their promissory note into common shares of the Company, this Temporary Forbearance Agreement will be declared null and void, giving the holder full conversion rights, and will also keep the Payment as compensation for breach of the agreement.

8. MISCELLANEOUS.

(i) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement

(ii) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(iii) This Agreement shall be a contract made under and governed by the laws of the State of New York.

(iv) All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(v) This Agreement shall be binding upon the Company, the Holder and its respective successors and assigns, and shall inure to the benefit of the Company, the Holders and its respective successors and assigns.

(vi) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

iQSTEL Inc.

By: Leandro Iglesias

Its: President / CEO

Holder

By: Joseph Lerman

Its: Manager